Exhibit 16

                      [PricewaterhouseCoopers Letterhead]

January 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Trenwick America Corporation. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 401 of Form 8-K, as part of the Company's Form 8-K report dated January 26, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


PRICEWATERHOUSECOOPERS